EXHIBIT 5.1

December 14, 2018

Black Creek Industrial REIT IV Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Re:                             Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as Maryland counsel to Black Creek Industrial REIT IV Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 2,000,000 shares (the “Shares”) of Class I common stock, par value $0.01 per share (the “Class I Shares”), of the Company to be issued pursuant to awards granted under the Company’s Amended and Restated Equity Incentive Plan, effective July 1, 2016 (the “Plan”).  The Shares are to be registered under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement on Form S-8 filed or to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, and any amendments thereto (the “Registration Statement”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

(i)                                     The Registration Statement, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(ii)                                  The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “Department”);

(iii)                               The Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

(iv)                              A certificate of the Department as to the good standing of the Company, dated as of a recent date;

(v)                                 Resolutions adopted by the Board of Directors of the Company relating to the Plan and the issuance and registration of the Shares (the “Directors’ Resolutions”), certified as of a recent date by an officer of the Company;

(vi)                              Resolutions adopted by the then sole stockholder of the Company relating to the Plan (the “Stockholder Resolutions”), certified as of a recent date by an officer of the Company;

(vii)                           The Plan;

(viii)                        A Certificate of Officer of the Company, dated as of a recent date (the “Officer’s Certificate”), certifying that, as a factual matter, the Charter, the Bylaws, the Directors’ Resolutions, the Stockholder Resolutions and the Plan are true, correct and complete, and have not been rescinded or modified except as noted therein, and as to the manner of adoption of the Directors’ Resolutions and the Stockholder Resolutions; and

(ix)                              Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

(a)                                 Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

(b)                                 Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

(c)                                  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

(d)                                 All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

(e)                                  The Officer’s Certificate and all other certificates submitted to us are, as to factual matters, true and correct both when made and as of the date hereof.

(f)                                   The Shares have not been and will not be issued or transferred in violation of any restriction or limitation on transfer and ownership of shares of stock of the Company contained in Article VII the Charter.

(g)                                  Upon the issuance of any of the Shares, the total number of Class I Shares issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of Class I Shares that the Company is then authorized to issue under the Charter.

Based upon our review of the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, as of the date of this letter:

1.                                      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the Department.

2.                                      The Shares are available for issuance pursuant to the Plan, and if, as and when the Shares are issued subsequent to the date hereof either as awards of restricted stock, director restricted stock or restricted stock units or upon the exercise of options or in respect of stock appreciation rights or dividend equivalent rights, or in respect of other equity-based awards, in each case pursuant to due authorization by the Board of Directors or a properly appointed committee thereof to which the Board of Directors has delegated the requisite power and authority, in exchange for the consideration therefor, all in accordance with, and subject to, the terms and conditions of the Plan and the awards of restricted stock, director restricted stock, restricted stock units, options, stock appreciation rights, dividend equivalent rights or other equity-based awards relating to such Shares, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state tax or securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP